Variable Annuity Application


                                                  Send Application and check to:
                                           Security First Life Insurance Company
                                           Policy Service Office: P.O. Box 10366
                                                     Des Moines, Iowa 50306-0366
                                             For assistance call: [800 343-8496]

Security First Variable Annuity

ACCOUNT INFORMATION
1.       Annuitant


Name     (First)  (Middle) (Last)

Address  (Street) (City)   (State)  (Zip)

Social
Security Number   --       --
Sex   /  /  M  /  /  F         Date of Birth ______/______/______

Phone (  )

2.       Owner (Complete only if different than Annuitant)

Correspondence is sent to the Owner.
Name     (First)  (Middle) (Last)


Address  (Street) (City)   (State)  (Zip)

Social
Security/Tax ID Number     --       --
Sex   /  /  M   /  /  F              Date of Birth/Trust    /        /
Phone (  )

3.       Joint Owner


Name     (First)  (Middle) (Last)

Address  (Street) (City)   (State)  (Zip)

Social
Security Number   --       --
Sex   /  /  M   /  /  F         Date of Birth ______/______/______


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Phone (  )

4.       Beneficiary

Show full name(s), address(es), relationship to Owner, Social Security Number(s), and percentage each is to receive. Use the Special Requests section if additional space is needed. Unless specified otherwise in the Special Requests section, if Joint Owners are named, upon the death of either Joint Owner, the surviving Joint Owner will be the primary beneficiary, and the beneficiaries listed below will be considered contingent beneficiaries. Primary Name Address Relationship Social Security Number %

Primary Name      Address  Relationship     Social Security Number     %

Contingent Name   Address  Relationship     Social Security Number     %

Contingent Name   Address  Relationship     Social Security Number     %

5.       Plan Type

/ / Non-Qualified
Qualified
/ / 401
/ / 403(b) TSA Rollover*
408 IRA* (check one of the options listed below)
Traditional IRA            SEP IRA  Roth IRA
/ / Transfer               / / Transfer    / / Transfer
/ / Rollover               / / Rollover    / / Rollover
/ /Contribution - Year___ / / Contribution - Year___ / / Contribution-Year____ *The annuitant and owner must be the same person.

6.       Purchase Payment


Initial
Purchase
Payment $_____________________________
         Make Check Payable to Security First

RIDERS
7.       Benefit Riders (subject to state availability and age restrictions )

These riders may only be chosen at time of application. Please note, there are additional charges for the optional riders. Once elected these options may not be changed.

1)       / / Living Benefit Rider
2) Death Benefit Riders (Check one. If no election is made, the Annual Step Up option will apply).
                  / / Return of Purchase Payments
                  / / Annual Step Up
                  / / Greater of Annual Step Up and 5% Annual Increase
3)       / / Earnings Preservation Benefit Rider


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            (not available for Qualified Plans)
4)       / / Other

COMMUNICATIONS
1.       Telephone Transfer

I (We) authorize Security First Life Insurance Company (Security First) or any person authorized by Security First to accept telephone transfer instructions and/or future payment allocation changes from me (us) and my Registered Representative/Agent. Telephone transfers will be automatically permitted unless you check one or both of the boxes below indicating that you do not wish to authorize telephone transfers. Security First will use reasonable procedures to confirm that instructions communicated by telephone are genuine. I (We) DO NOT wish to authorize telephone transfers for the following (check applicable boxes): w Owner(s) w Registered Representative/Agent

SIGNATURES
2.       Fraud Statement

Notice to Applicant:
For Arkansas, Kentucky, Louisiana, New Mexico, Ohio, Pennsylvania and Washington D.C. Residents: Any person who knowingly and with intent to defraud any insurance company or other person files an application or submits a claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and subjects such person to criminal and civil penalties.
For Florida Residents: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.
For New Jersey Residents: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

3.       Special Requests

4.       Replacements

Does the applicant have any existing policies or contracts? w Yes w No Is this annuity being purchased to replace any existing insurance and annuity policy(s)? w Yes w No If "YES", applicable disclosure and replacement forms must be attached.

5.       Acknowledgement and Authorization

I (We) agree that the above information and statements and those made on all pages of this application are true and correct to the best of my (our) knowledge and belief and are made as the basis of my (our) application. I (We) acknowledge receipt of the current prospectus of Security First Separate Account A. PAYMENTS AND VALUES PROVIDED BY THE CONTRACT FOR WHICH APPLICATION IS MADE ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.



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(Owner Signature & Title, Annuitant unless otherwise noted)
(Joint Owner Signature & Title)
(Signature of Annuitant if other than Owner)
Signed at
(City)   (State)
Date

6.       Agent's Report


Agent's Signature
Phone
Agent's Name and Number
Name and Address of Firm
State License ID Number (Required for FL)
Client Account Number

Home Office Program Information:
Select one. Once selected, the option cannot be changed.
Option A ________       Option B ________       Option C ________